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Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being a director or officer or both of Focal Communications Corporation (the "Company"), constitutes and appoints Ronald Reising and Lewis Shender, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 relating to the issuance by the Company from time to time in accordance with Rule 415 of the Securities Act of shares of its common stock upon exercise of warrants that may be issued by the Company to the Company's stockholders as a pro rata distribution, as contemplated by the resolutions of the Board of Directors of the Company authorizing the filing of such Registration Statement, and all amendments (including post-effective amendments) to such Registration Statement on Form S-3 (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which such Registration Statement on Form S-3 relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT C. TAYLOR, JR. Robert C. Taylor, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2001
/s/ RONALD REISING Ronald Reising	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2001
/s/ JOHN R. BARNICLE John R. Barnicle	Director	October 22, 2001
/s/ JAMES E. CRAWFORD, III James E. Crawford, III	Director	October 22, 2001
/s/ JOHN A. EDWARDSON John A. Edwardson	Director	October 22, 2001
/s/ RICHARD D. FRISBIE Richard D. Frisbie	Director	October 22, 2001

/s/ KATHLEEN A. PERONE Kathleen A. Perone	Director	October 22, 2001
/s/ JAMES N. PERRY, JR. James N. Perry, Jr.	Director	October 22, 2001
/s/ ANDREW E. SINWELL Andrew E. Sinwell	Director	October 22, 2001
/s/ PAUL G. YOVOVICH Paul G. Yovovich	Director	October 22, 2001

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  Exhibit 24.1
POWER OF ATTORNEY